Exhibit 99.1
INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Sookasa, Inc.
Campbell, California

We have audited the accompanying financial statements of Sookasa, Inc. (the "Company") (a Delaware corporation) which comprise the balance sheet as of December 31, 2015, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sookasa, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Armanino LLP
San Francisco, California

May 31, 2016

SOOKASA, INC.
Balance Sheet

As of December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$960,908
Accounts receivable	18,256
Prepaid expenses and other current assets	45,615
Total current assets	1,024,779

Property and equipment, net	31,803
Total assets	$1,056,582

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$40,176
Accrued expenses	144,611
Loan, net of discount	1,491,012
Deferred revenue	171,892
Other liabilities	21,612
Total current liabilities	1,869,303

Stockholders’ deficit
Series A preferred stock, $0.00001 par value, 8,674,789 shares authorized, issued and outstanding, liquidation value of $7,257,155 as of December 31, 2015	87
Founders preferred stock, $0.00001 par value, 1,620,000 shares authorized, issued and outstanding as of December 31, 2015	16
Common stock, $0.00001 par value, 18,500,000 shares authorized, 7,687,093 shares issued and outstanding as of December 31, 2015	77
Additional paid-in capital	7,359,911
Accumulated deficit	(8,172,812)
Total stockholders’ deficit	(812,721)
Total liabilities and stockholders’ deficit	$1,056,582
The accompanying notes are an integral part of these financial statements.

SOOKASA, INC.
Statement of Operations

For the year ended December 31, 2015
Sales	$251,903
Cost of sales	218,206
Gross profit	33,697
Operating expenses
Sales and marketing	782,700
Research and development	1,914,668
General and administrative	469,686
Total operating expenses	3,167,054
Loss from operations	(3,133,357)
Other income (expense)
Interest expense	(13,571)
Other expense (income), net	4,471
Total other expenses, net	(9,100)
Loss before provision for income taxes	(3,142,457)
Provision for income taxes	3,250
Net loss	$(3,145,707)
The accompanying notes are an integral part of these financial statements.

SOOKASA, INC.
Statement of Stockholders’ Equity (Deficit)

	Convertible Preferred Stock				Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Series A		Founders
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2014	8,674,789	$87	1,620,000	$16	7,585,180	$76	$7,256,497	$(5,027,105)	$2,229,571
Fair value of common stock warrants issued	—	—	—	—	—	—	10,793	—	10,793
Exercise of common stock options	—	—	—	—	101,913	1	17,872	—	17,873
Stock-based compensation expense	—	—	—	—	—	—	74,749	—	74,749
Net loss	—	—	—	—	—	—	—	(3,145,707)	(3,145,707)
Balance as of December 31, 2015	8,674,789	$87	1,620,000	$16	7,687,093	$77	$7,359,911	$(8,172,812)	$(812,721)
The accompanying notes are an integral part of these financial statements.

SOOKASA, INC.
Statement of Cash Flows

For the year ended December 31, 2015
Cash flows from operating activities
Net loss	$(3,145,707)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	16,318
Stock-based compensation expense	74,749
Amortization of discount on loan	1,805
Changes in operating assets and liabilities
Accounts receivable	(12,270)
Prepaid expenses and other current assets	52,218
Accounts payable	(24,444)
Accrued expenses	45,947
Deferred revenue	118,569
Other liabilities	(9,923)
Net cash used in operating activities	(2,882,738)
Cash flows from investing activities
Purchase of property and equipment	(25,252)
Net cash used in investing activities	(25,252)
Cash flows from financing activities
Proceeds from issuance of loan	1,500,000
Proceeds from exercise of stock options	17,873
Net cash provided by financing activities	1,517,873

Net decrease in cash and cash equivalents	(1,390,117)

Cash and cash equivalents, beginning of period	2,351,025
Cash and cash equivalents, end of period	$960,908

Supplemental disclosures
Cash paid during the year for income taxes	$2,250
Cash paid during the year for interest	$13,571

Non-cash financing transactions
Fair value of common stock warrants issued	$10,793
The accompanying notes are an integral part of these financial statements.

SOOKASA, INC.
Notes to Financial Statements
December 31, 2015
1. Nature of Business

Sookasa, Inc. (the "Company" or "Sookasa"), a Delaware corporation, was formed in December 2011. The Company is a provider of encryption, security, and compliance solutions for a variety of cloud-based integration partners, including Box, Dropbox, GitHub, Google Drive, Microsoft Office 365, Salesforce, Slack, and Zendesk. The Company has customers in the education, finance, healthcare, and legal industries.

On March 17, 2016, Barracuda Networks, Inc. ("Barracuda") acquired all of the outstanding shares of the Company (see Note 14).
2. Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all money market accounts and highly liquid instruments with original maturities of less than three months to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount. The Company reviews its allowance for doubtful accounts on an annual basis. Allowances are provided for specifically identified receivables when the Company becomes aware of a customer's inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer's operating results, significantly aged balances, or an adverse change in financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. The Company determined that no allowance for doubtful accounts was required as of December 31, 2015. Account balances are written off against the allowance after reasonable means of collection have been exhausted and the potential for recovery is considered remote.

Property and equipment

Property and equipment consist primarily of purchased software, computer and office equipment, and furniture and fixtures, and are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets, which is three years. Routine maintenance and repair costs are expensed as incurred. The costs of major additions, replacements, and improvements are capitalized. Gains and losses realized on the sale or disposal of property and equipment are recognized or charged to other income (expense) in the statement of operations.

Long-lived assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recorded for the year ended December 31, 2015.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the useful lives of property and equipment, various accrued expenses, stock-based compensation and other contingencies.

Income taxes

The Company accounts for income taxes using an asset and liability approach to record deferred income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes, and such amounts are recognized for income tax purposes, net of operating loss carry forwards and other tax credits, measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company accounts for uncertainty in income taxes according to the provisions of ASC 740-10 that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with U.S. generally accepted accounting principles. ASC 740 also requires the evaluation of tax positions taken or expected to be taken in the course of preparing the tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than- not threshold would be recorded as a tax benefit or expense in the current year. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of uncertain tax positions did not have any impact on the financial position of the Company. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2015, the Company had no unrecognized tax benefits and there was no accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the year. There are no positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date. All tax years from 2011 through 2015 are open for inspection by taxing authorities.

Revenue recognition

The Company's revenues consist of monthly and annual subscription services from the sale of encryption and other security solutions to customers. Revenue is recognized when the services have been performed, provided that persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collectability is reasonably assured.

Subscription revenues are generated from the usage of the Company's software. Revenues from subscriptions are considered a single unit of accounting and recognized ratably over the subscription period, typically one month or one year.

Deferred revenue

Billed amounts exceeding services delivered and revenue recognized are reported as deferred revenue in the accompanying balance sheet.

Research and development

Research and development expenses consist primarily of salaries, benefits, and stock-based compensation for employees on the engineering and technical teams who are responsible for building new products as well as improving existing products. All of the Company's research and development costs are expensed as they are incurred.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense amounted to $70,091 for the year ended December 31, 2015.

Stock-based compensation

The Company maintains an incentive plan under which incentive stock options and nonqualified stock options may be granted to employees, consultants or outside directors. As of December 31, 2015, it has granted qualified and nonqualified stock options of common stock under the plan.

Stock options granted are measured based on the fair value of the equity instrument issued at the date of grant using the Black-Scholes-Merton option pricing model. The model includes a number of assumptions such as expected volatility of the Company's stock, expected life of the option, risk-free interest rate, and expected dividends. The assumptions used to value stock awards are evaluated on an annual basis.

The Company recognizes stock-based compensation expense based on the respective grant date fair value using the straight-line method over the requisite service period of the individual grant, generally, equal to the vesting period. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Stock-based awards issued to non-employees are recognized as expense over the requisite service period at their then current fair value.
3. Concentrations

Customer base

During 2015, no customer accounted for sales in excess of 10% of revenue.

As of December 31, 2015, the Company had four customers that each accounted for greater than 10% of accounts receivable.
4. Property and Equipment

Property and equipment consists of the following as of December 31, 2015:

Computer and office equipment	$59,790
Furniture and fixtures	1,584
Software	5,906
Total property and equipment	67,280
Accumulated depreciation and amortization	(35,477)
Property and equipment, net	$31,803

Depreciation expense for the year ended December 31, 2015 totaled $16,318.
5. Accrued Expenses

Accrued expenses as of December 31, 2015 consisted of the following:

Accrued payroll and benefits	$82,664
Accrued other expenses	61,947
Total accrued expenses	$144,611
6. Lease Commitments

The Company has entered into a short-term lease agreement for its office space in San Mateo, California. Total rent expense was $58,738 for the year ended December 31, 2015. The lease is a month to month lease with cancelation terms of 90 days. The minimum aggregate future rental payments for the year ending December 31, 2016 are $24,900. The lease was terminated subsequent to December 31, 2015 (see Note 14).
7. Loan

On April 2, 2015, the Company entered into a loan and security agreement with a financial institution in the amount of $1,500,000 which was drawn down in three equal amounts of $500,000 in 2015. The loan carries an effective interest rate of 1.5% above the prime rate, payable monthly in arrears and matures in 2018. As of December 31, 2015, the loan had an aggregate outstanding principal balance totaling $1,500,000. In connection with this loan, the Company issued warrants to the lender to purchase a total of 65,000 shares of common stock (see Note 10), which resulted in the Company recording a corresponding debt discount on the loan of $10,793. The discount is being amortized over 36 months, the scheduled repayment period of the loan.

Interest expense for the year ended December 31, 2015 was $13,571.

Subsequent to December 31, 2015, the Company used cash and acquisition proceeds to repay the loan, and the remaining amount owed of $880,375 was forgiven by the lender (see Note 14).
8. Convertible Preferred Stock

The Company has authorized and issued 10,294,789 shares of preferred stock with a par value of $0.00001. Preferred stock consists of 1,620,000 designated shares of Founder preferred stock ("Founder preferred stock") issued at par on formation of the Company, and in June 2013 the Company issued 8,674,789 shares of Series A convertible preferred stock, ("Series A preferred stock") at a value of $0.83658 per share. In 2013, certain shares of the Series A stock was issued in exchange for the conversion and repayment of the principal and related accrued interest on outstanding convertible promissory notes.

The Founder preferred stock and Series A preferred stock (collectively "the Convertible Preferred Stock"), have the following rights, preferences, privileges, and restrictions:

Redemption

The Convertible Preferred Stock is not redeemable.

Dividends

The holders of Series A preferred stock are entitled to receive $0.041829 per share, per annum, when and if declared by the Board. Dividends on Series A preferred stock are in preference to and prior to any payment of any dividend on Founder preferred stock and common stock and are not cumulative. As of December 31, 2015, no dividends had been declared.

Liquidation preference

In the event of any liquidation, dissolution or winding up of the Company, as defined in the agreement, the holders of Series A preferred stock are entitled to receive prior to, and in preference to, any distribution to the Founder preferred stockholders and common stockholders, an amount equal to the original issue price of $0.83658, plus all declared but unpaid dividends thereon. In the event that upon liquidation or dissolution, the Available Funds and Assets, as defined in the agreement, of the Company are insufficient to permit the payment to Series A preferred stockholders of the full preferential amounts, then the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A preferred stock pro rata, on an equal priority.

After the distributions described above have been paid in full, the remaining Available Funds and Assets of the Company available for distribution shall be distributed pro rata to the holders of the shares of Founder preferred stock (as converted), and common stock.

Conversion

Each share of convertible preferred stock, at the option of the holder, is convertible into fully paid and non-assessable shares of common stock as determined by multiplying the number of shares of such convertible preferred stock being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the original issue price by the conversion price for each series of preferred stock that is in effect at the time of conversion. The conversion price of Series A preferred stock is $0.83658, and Founder preferred stock is $0.00001, subject to certain adjustments as defined in the agreement. Each share of convertible preferred stock will automatically convert to common stock upon the closing of a public offering of the Company's common stock involving aggregate proceeds of at least $30,000,000. In addition, each share of Series A preferred stock and Founder preferred stock will automatically convert to shares of common stock upon the written election by holders of not less than a majority of the then outstanding Series A preferred stock and Founder preferred stock holders, respectively.

Voting rights

Each holder of shares of convertible preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of convertible preferred stock could be converted. Each holder of convertible preferred stock shall have full voting rights and powers equal to the voting rights and powers of holders of common stock and shall be entitled to vote together with them, except as may be otherwise provided by applicable law.
9. Common Stock

The Company has authorized 18,500,000 and issued 7,687,093 shares of common stock as of December 31, 2015. Each share of common stock is entitled to one vote.

If, after dividends in the full preferential amounts for convertible preferred stock have been paid or declared, the Board may declare additional dividends out of funds legally available, pro rata on the common stock according to the number of shares held by such holders.

In the event of any liquidation, if there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of convertible preferred stock of their full preferential amounts, then all such remaining Available Funds and Assets shall be distributed among the holders of then-outstanding common stock pro rata according to the number of shares of common stock held by each holder.

Common stock reserved for future issuance was as follows at December 31, 2015:

Conversion of outstanding Founder preferred stock	1,620,000
Conversion of outstanding Series A preferred stock	8,674,789
Warrants to purchase common stock	65,000
Options to purchase common stock under the 2011 stock incentive plan	1,580,000
Remaining options available for issuance under the 2011 stock incentive plan	275,210
Total common stock reserved for future issuance	12,214,999

At the date of this report, the number of shares of common stock authorized for future issuance is insufficient to issue shares of common stock that would be required in the event of exercise and conversion of all of the Company's outstanding preferred stock, warrants and stock options. The Company will take the necessary actions as soon as reasonably practicable to authorize sufficient additional shares of common stock. As of the date of this report, none of the preferred stock or warrants have been converted to common stock.
10. Stock Options and Warrants

Stock options

The Company has reserved a total of 2,284,891 shares of its common stock for issuance under its 2011 Stock Plan (the 2011 Plan). Pursuant to the 2011 Plan, the Board of Directors may grant equity awards, including incentive and non-statutory stock options, to employees, consultants, and directors of the Company. Stock options granted under the 2011 Plan must feature an exercise price of not less than 100% of the fair market value of the Company's common stock, as determined by the Board of Directors, at the date of grant. Stock options vest ratably over periods determined by the Board of Directors, generally 4 years with a 1 year cliff, and expire no later than 10 years from the date of grant.

In the event of separation, unvested options are forfeited and vested options at the time of separation must be exercised within 90 days or they are forfeited.

A summary of activity under the 2011 Plan is as follows:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price Per Share
Balance, December 31, 2014	460,210	1,197,500	$0.09
Additional shares authorized	236,500	—
Granted	(676,500)	676,500	$0.25
Exercised	—	(39,000)	$0.20
Canceled and forfeited	255,000	(255,000)	$0.24
Balance, December 31, 2015	275,210	1,580,000	$0.13
Vested		458,479	$0.14
Vested and expected to vest		1,501,000	$0.13

The Plan allows stock options to be designated with an early exercise provision. If the holder of an option with an early exercise provision exercises prior to the option being vested, any unvested shares of common stock so purchased are subject to a repurchase by the Company. In 2013 and 2015, 295,848 and 15,000 options were early exercised, respectively. As a result, the Company recorded the proceeds related to the unvested shares as a liability presented in the accompanying balance sheet as Other Liabilities. As of December 31, 2015, the liability related to the unvested shares was $21,613. As of

December 31, 2015, unvested shares totaled 122,588. During the year ended December 31, 2015, 77,913 shares of common stock vested related to options that were exercised early.

As of December 31, 2015, the weighted-average remaining contractual terms of stock options currently exercisable and stock options outstanding are 8.02 and 7.94 years, respectively. During the year ended December 31, 2015, the Company granted options to its employees with a weighted-average grant date fair value of $0.14. The total fair value of shares vested and total intrinsic value of options exercised during the year ended December 31, 2015 was $37,747 and $2,896, respectively.

Compensation cost in connection with the grant of stock options is recognized over the vesting period, based on the fair value of the options when awarded. These principles also require that compensation cost be recognized for the modification of the terms of outstanding options based on the excess of the fair value of the options before the modification over the fair value of the options after the modification. During 2015, the Company recognized $74,749 in stock-based compensation expense.

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options. As of December 31, 2015, there was total unrecognized stock-based compensation costs of $118,571, related to these stock options. These costs are expected to be recognized over a weighted-average period of approximately 2.36 years.

The fair value of options granted in the year ended December 31, 2015 was based on the following assumptions:

Risk-free interest rate	2.1%
Expected volatility	48.71%
Expected life of options	6.25 years
Expected dividend yield	0%

Warrants

In each of April and September 2015, the Company issued warrants to purchase common stock in conjunction with the loan and security agreement (Note 7). The warrants issued allow the lender to acquire 32,500 shares of common stock with an exercise price of $0.25 per share and 32,500 shares of common stock with an exercise price of $0.28, or, the price of the next financing round at the lender's option. The warrants expire ten years after their respective issuance dates. The aggregate fair value of these warrants was $10,793 and was recorded to additional paid-in capital, with a resulting debt discount recorded for the same amount. The warrants were valued using the Black-Scholes-Merton option-pricing model with a volatility rate of 51.55%; an expected term of 10 years; a risk-free rate of between 1.85% and 2.21% and an expected dividend yield of zero. The debt discount is being amortized to interest expense over the term of the loan.
11. Income Taxes

Income tax expense was comprised of the following for the year ended December 31, 2015:

Current
Federal	$—
State	3,250
Total provision for income taxes	$3,250

The components of the net deferred tax assets as of December 31, 2015 are as follows:

Net deferred income taxes
Prepaid expenses	$5,000
Fixed assets	(16,000)
Accrued liabilities	197,000
Deferred revenue	(74,000)
Net operating loss	3,125,000
Credit carryforwards	101,000
Total	3,338,000
Valuation allowance	(3,338,000)
Net deferred income taxes	$—

The effective income tax rate for the year ended December 31, 2015 was (0.1%). The rate differs from the statutory federal rate of 34% primarily because of federal and state net operating losses of $7.3 million and $7.4 million respectively and federal and state research and development credits of $250,000 and $177,000, respectively. The Company’s federal and state net operating loss carry forwards will begin expiring in 2032. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances.

In general, a corporation’s ability to utilize its NOL carryforwards may be substantially limited due to ownership changes that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an "ownership change," as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the capital (as defined) of a company by certain stockholders or public groups.

Our management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. On the basis of this evaluation, as of December 31, 2015, a full valuation allowance of $3,338,000 has been recorded to recognize only deferred tax assets that are more likely than not to be realized.
12. Results of Operations and Management's Plans

As shown in the accompanying financial statements, the Company incurred a net loss of $3,145,707, for the year ended December 31, 2015 and has an accumulated deficit of $8,172,812 since inception. As detailed in Note 14 below, the Company was acquired in March 2016.
13. Retirement Plan

The Company administers a 401(k) retirement plan that allows voluntary contributions by eligible employees. Employees may elect to contribute up to the maximum allowed under the Internal Revenue Service regulations. The Company may make discretionary contributions as determined by the Board. No contributions were made by the Company to the plan during the year ended December 31, 2015. Plan administrative costs were not significant during the year ended December 31, 2015.
14. Subsequent Events

The Company has evaluated subsequent events through May 31, 2016, the date which the financial statements were available to be issued.

The Company issued a termination notice for its short-term lease agreement for its office space in San Mateo, California in March 2016. The minimum aggregate future rental payments for the year ending December 31, 2016 are $24,900.

As of the date of this report, none of the preferred stock, warrants, or options have been converted to common stock.

In March 2016, Barracuda Networks, Inc. acquired all of the Company's outstanding stock in exchange for $250,001 in cash and 10,000 shares of common stock with a fair value of $147,400 at acquisition. Effective upon the close of the acquisition, the Company used acquisition proceeds to repay the loan in Note 7, and the lender forgave the remaining loan amount of $880,375.